UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

Triple Crown Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

546 East Main Street, Lexington, Kentucky	40508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (859) 226-4678

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 12, 2007, Triple Crown Media, Inc. (the “Company”) entered into a definitive agreement (the “Agreement”) with IMG World, Inc. to sell Host Communications, Inc. (“Host”) and Pinnacle Sports Productions, LLC (“Pinnacle”) for a sale price of $74.3 million, subject to working capital adjustments of up to $1.4 million and an indemnity escrow amount of $5.0 million. The transaction as contemplated by the Agreement was consummated on November 15, 2007 (referred to herein as the “Sale”). Proceeds from the Sale will be used to pay down debt. Under SFAS No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company classifies assets to be disposed of as held for sale or, if appropriate, discontinued operations when they have received appropriate approvals by the Company’s management or Board of Directors and when they meet other criteria. As of September 30, 2007, the Company was in the process of completing the sale of Host and Pinnacle and accordingly classified those operations as discontinued for all periods presented in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007. The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto and incorporated hereby by reference as Exhibit 10.1.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The Company expects to incur certain exit costs as a result of the Agreement. These amounts, which will be recorded as incurred, are currently expected to be approximately $2.0 million before-tax and should be completed by the end of the fiscal year ending June 30, 2008.

Section 9 Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information.

The accompanying unaudited pro forma condensed consolidated financial statements reflect adjustments to the historical consolidated financial statements of the Company to give effect to the Sale assuming the Sale had been effective for the periods indicated, as follows: The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the Sale was consummated on September 30, 2007. The Unaudited Pro Forma Condensed Consolidated Statements of Operations assumes the Sale occurred on the first day of each respective period. The unaudited pro forma condensed consolidated financial statements reflect the parties’ estimate of the financial statement adjustments on the Sale closing date, for which such adjustments will be reviewed and finalized over the ensuing months.

The unaudited pro forma condensed consolidated financial statements are presented for purposes of illustration only, in accordance with the adjustments and estimates set forth below, and are not necessarily indicative of the financial position or results of operations that would have occurred had the Sale been consummated on the dates as of which, or at the beginning of the period which, the Sale is being given effect, nor are they necessarily indicative of future operating results or financial position of the Company.

Certain information and notes normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission governing pro forma information. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the year ended June 30, 2007.

(d) Exhibits

10.1	Stock Purchase Agreement among IMG Worldwide, Inc., B.R. Holding, Inc. and Triple Crown Media, Inc.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.
Date: November 19, 2007
	By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Executive Vice President and Chief Financial Officer